UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024 (March 5, 2024)

KLDiscovery Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9023 Columbine Road
Eden Prairie, Minnesota		55347
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 288-3380

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2024, subsidiaries of KLDiscovery Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement, dated as of February 8, 2021, as amended by the First Amendment thereto, dated as of March 3, 2023, among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.) (the “Borrower”), LD Topco, Inc., the other Guarantors party thereto, the lenders party thereto, Ally Bank, as a lender and an L/C Issuer, and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent (the “Credit Agreement”). The Second Amendment amends the Credit Agreement to provide that the Borrower may deliver to the Administrative Agent annual, audited financial statements of the Company accompanied by a report and opinion of the Company's independent certified public accountant that is subject to a “going concern” qualification if such qualification results from an upcoming maturity date under any Indebtedness (as defined in the Credit Agreement). The foregoing summary of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2024, the Board of Directors (the “Board”) of the Company appointed Jill Frizzley as a director of the Company. Ms. Frizzley was appointed as a Class B director and will serve for a term expiring at the Company’s 2024 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. The Board has determined that Ms. Frizzley qualifies as an independent director.

Ms. Frizzley currently serves as President of Wildrose Partners, LLC, an independent consulting company providing governance and related advisory services to corporations, a position she has held since 2019. Ms. Frizzley served as Counsel in the Business Finance & Restructuring Group at Weil, Gotshal & Manges LLP from 2016-2019, and previously practiced in the Business Finance Group at Shearman & Sterling LLP from 2000-2016. Ms. Frizzley has served as a director on numerous public and private boards of directors.

In connection with the appointment of Ms. Frizzley to the Board, Ms. Frizzley and the Company entered into that certain Independent Director Agreement, dated as of March 5, 2024 (the “Independent Director Agreement”), pursuant to which Ms. Frizzley agreed to serve as a director of the Company. The Independent Director Agreement provides for a monthly fee of $40,000, without proration, for a minimum of six months. This compensation is in lieu of the compensation Ms. Frizzley would otherwise be eligible to receive under the Company’s Non-Employee Director Compensation Program. The foregoing summary of the Independent Director Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Ms. Frizzley also entered into the Company’s standard form of director indemnification agreement.

There are no arrangements or understandings between Ms. Frizzley and any other person, pursuant to which Ms. Frizzley was selected as a director of the Company. There are no familial relationships between Ms. Frizzley and any director, executive officer or other employee of the Company. Ms. Frizzley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date:	March 11, 2024	By:	/s/ Dawn Wilson
		Name: Title:	Dawn Wilson Chief Financial Officer